Exhibit 1.1
13,000,000 Common Units
DUNCAN ENERGY PARTNERS L.P.
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
January [__], 2007
Lehman Brothers Inc.
UBS Securities LLC
As Representatives of the several Underwriters named in Schedule I hereto
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10173
Ladies and Gentlemen:
          Duncan Energy Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell to the underwriters named in Schedule I hereto (the “Underwriters”) 13,000,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 1,950,000 additional Common Units on the terms and for the purposes set forth in Section 1 (the “Option Units”). The Firm Units and the Option Units, if purchased, are referred to collectively herein as the “Units.”
          This is to confirm the agreement among the Partnership, DEP Holdings, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), DEP Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), DEP OLPGP, LLC, a Delaware limited liability company and the general partner of the Operating Partnership (“OLPGP”) and Enterprise Products Operating L.P., a Delaware limited partnership (“EPOLP” and, together with the Partnership, the General Partner, the Operating Partnership and OLPGP, the “DEP Parties”) and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.
          It is understood and agreed to by all parties hereto that the Partnership was initially formed to acquire certain natural gas gathering, transportation, marketing and storage assets and certain natural gas liquid transportation and storage assets from EPOLP, each as more particularly described in the Preliminary Prospectus and the Prospectus (as such terms are hereinafter defined).

          It is further understood and agreed to by all parties hereto that as of the date hereof:
          (i) the Partnership owns 100% of the limited liability company interests in OLPGP and a 99.999% limited partner interest in the Operating Partnership;
          (ii) the General Partner owns a 2% general partner interest in the Partnership;
          (iii) OLPGP owns a 0.001% general partner interest in the Operating Partnership;
          (iv) EPOLP and its general partner, Enterprise Products OLPGP, Inc., a Delaware corporation (“EPOLPGP”), collectively or individually own 100% of the limited liability company interests in the General Partner and 100% of the limited liability company interests or partnership interests, as the case may be, in each of Mont Belvieu Caverns, LLC (“MBC LLC”), South Texas NGL Pipelines, LLC (“South Texas NGL”), Acadian Gas, LLC (“Acadian Gas”), Enterprise Lou-Tex Propylene Pipeline L.P. (“Lou-Tex LP”), and Sabine Propylene Pipeline L.P. (“Sabine LP”, and collectively with MBC LLC, South Texas NGL, Acadian Gas, Lou-Tex LP and Sabine LP, the “Initial Operating Subsidiaries”); and
          (v) the Partnership has entered into a $300 million revolving credit facility (the “Credit Facility”).
          The General Partner, the Partnership, OLPGP, the Operating Partnership, the Initial Operating Subsidiaries and the subsidiaries of the Initial Operating Subsidiaries named in Schedule III hereto (together with the Initial Operating Subsidiaries, the “Subsidiaries”) are referred to collectively herein as the “Partnership Entities.” The General Partner, the Partnership, the OLPGP, the Operating Partnership, the Initial Operating Subsidiaries, Evangeline Gas Pipeline Company, L.P. and Evangeline Gas Corp. are collectively herein referred to as the “Significant DEP Entities”).
          It is further understood and agreed to by the parties hereto that the following transactions have occurred prior to the date hereof or will occur on the date hereof:
          (i) the Partnership and the Initial Operating Subsidiaries will enter into various new and amended transportation, storage and operating agreements with EPOLP and its affiliates, including the following:
     a) South Texas NGL and EPOLP entered into a transportation agreement dated January [___], 2007 regarding transportation of dedicated production from EPD’s Shoup and Armstrong facilities to Mont Belvieu, Texas; and
     b) MBC LLC entered into five new storage leases with EPOLP and became party to the RGP Storage Lease and the PGP Storage Lease with EPOLP;

          (ii) EPOLP, EPOLPGP, EPD, the Partnership, the General Partner, OLPGP and the Operating Partnership will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which EPOLP, for itself and on behalf of the General Partner, will contribute to the Partnership an aggregate of 66% of the limited liability company or limited partnership interests, as the case may be, in each of the Initial Operating Subsidiaries in exchange for the issuance by the Partnership to EPOLP of 7,301,571 Common Units (the “Sponsor Units”) and a continuation of the General Partner’s 2% general partner interest in the Partnership;
          (iii) MBC LLC has entered into a Contribution, Conveyance and Assumption agreement with EPOLP and certain of its affiliates relating to assets located at Mont Belvieu, Texas (the “MB Contribution Agreement”), and South Texas NGL has entered into a Contribution, Conveyance and Assumption agreement with EPOLP and certain of its affiliates relating to assets that form part of the South Texas NGL Pipeline System (the “South Texas Contribution Agreement”); and
          (iv) EPOLP has assigned to the appropriate Initial Operating Subsidiary two exchange agreements with Shell Oil Company and one exchange agreement with ExxonMobil, each relating to transportation on the Sabine and Lou-Tex pipeline systems.
          The agreements described in (i)(a), (i)(b) and (iv), as assigned, above are referred to herein collectively as the “Commercial Agreements.”
          It is further understood and agreed to by the parties hereto that the following additional transactions will occur on or prior to the Initial Delivery Date:
          (i) the Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”);
          (ii) the General Partner will amend and restate its limited liability company agreement (as so amended and restated, the “GP LLC Agreement”);
          (iii) the OLPGP will amend and restate its limited liability company agreement (as so amended and restated, the “OLPGP LLC Agreement”);
          (iv) each of the Initial Operating Subsidiaries will amend and restate their limited liability company agreement or limited partnership agreement, as the case may be (as so amended and restated, the “Operating Subsidiaries Formation Agreements”);
          (v) EPOLP, the General Partner, the Partnership, OLPGP, the Operating Partnership and the Initial Operating Subsidiaries will enter into an Omnibus Agreement (the “Omnibus Agreement”) pursuant to which (A) EPOLP has agreed to indemnify the Partnership for certain liabilities, (B) EPOLP has agreed to reimburse the Partnership for its 66% share of excess expenditures, if any, relating to construction of the South Texas NGL Pipeline System and additional brine production capacity and above-ground storage reservoirs at Mont Belvieu, (C) EPOLP will have a right of first refusal on the equity interests of the current and future Subsidiaries and their assets, and (D) EPOLP will have preemptive rights with respect to certain issuances of equity by the Subsidiaries;
          (vi) EPCO, Inc., Enterprise Products Partners L.P., a Delaware limited partnership (“EPD”), and its general partner, Enterprise GP Holdings L.P. and its general partner, EPOLP and its general partner, TEPPCO Partners, L.P. and its general partner, TE Products Pipeline Company, Limited Partnership, TEPPCO Midstream Companies, L.P., TCTM, L.P., the Partnership and the General Partner will enter into the Fourth Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) pursuant to which (A) EPCO, Inc. will provide all necessary administrative, management, engineering and operating services to the Partnership, (B) business opportunities will be allocated amongst the parties, and (C) certain parameters will be established regarding the parties’ governance structures;
          (vii) the public offering of the Firm Units contemplated hereby will be consummated;
          (viii) the Partnership will borrow approximately $200 million under the Credit Facility;
          (ix) the Partnership will distribute to EPOLP $198.9 million of borrowings under the Credit Facility and approximately $[___] million of the net proceeds of the public offering; provided, the actual final amount of net proceeds so distributed shall be calculated as set forth under “Use of Proceeds” in the Prospectus and in accordance with the Contribution Agreement; and
          (x) the Partnership will contribute to the Operating Partnership (including 0.001% for the benefit of OLPGP) its ownership interests in the Initial Operating Subsidiaries.
          The transactions contemplated in the paragraphs above are referred to herein collectively as the “Transactions.”
          In connection with the Transactions, the parties to the Transactions have entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively with the Contribution Agreement, the South Texas Contribution Agreement and the MB Contribution Agreement, the “Contribution Documents”). The “Transaction Documents” shall mean the Contribution Documents, the Omnibus Agreement, the Administrative Services Agreement and the Credit Facility. The “Organizational Documents” shall mean the Partnership Agreement, the GP LLC Agreement, the OLPGP LLC Agreement, the Operating Partnership Agreement (as defined below) and the Initial Operating Subsidiaries Formation Agreements. The “Operative Agreements” shall mean the Transaction Documents, the Commercial Agreements and the Organizational Documents collectively. The “Operating Partnership Agreement” shall mean the Agreement of Limited Partnership of the Operating Partnership.

          The DEP Parties wish to confirm as follows their agreement with you in connection with the purchase of the Units from the Partnership by the Underwriters.
          1. Representations, Warranties and Agreements of the DEP Parties. The DEP Parties jointly and severally represent, warrant and agree that:
     (a) Registration; Definitions; No Stop Order. A registration statement (Registration No. 333-138731) on Form S-1 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the Representatives of the Underwriters (the “Representatives”). As used in this Agreement:
          (i) “Applicable Time” means [___] (New York City time) on [the date of this Agreement], which the Underwriters have informed the Partnership and its counsel is a time prior to the time of the first sale of the Units;
          (ii) “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was declared effective by the Commission;
          (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
          (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424of the Rules and Regulations;
          (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information set forth on Schedule IV hereto and each Issuer Free Writing Prospectus filed with the Commission or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
          (vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
          (vii) “Registration Statement” means the registration statement on Form S-1 (File No. 333-138731) relating to the Units, as amended as of the Effective Date, including any Preliminary Prospectus, the Prospectus and all exhibits to such registration statement. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional

Common Units under Rule 462(b) of the Rules and Regulations (the “Rule 462(b) Registration Statement”).
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations on or prior to the date hereof.
          The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of any of the DEP Parties, threatened by the Commission.
     (b) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 3), an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
     (c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed when filed and will conform in all material respects on each of the Effective Date and the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.
     (d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

     (f) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(e).
     (h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements, any filing requirements and any record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement as of the Applicable Time.
     (i) Formation, Qualification and Authority. Each of the Significant DEP Entities and EPOLP has been duly formed or incorporated, as the case may be, is validly existing and is in good standing under the laws of its respective jurisdiction of formation or incorporation, as applicable, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner and the OLPGP, to act as general partner of the Partnership and the Operating Partnership, respectively, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of

the Significant DEP Entities is duly registered or qualified to do business in and is in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), securityholders’ equity, results of operations, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (j) Ownership of General Partner. At each Delivery Date, EPOLP will own 100% of the issued and outstanding membership interests in the General Partner; such membership interests will be duly authorized and validly issued in accordance with the GP LLC Agreement and fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and EPOLP will own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).
     (k) Ownership of the General Partner Interest in the Partnership. At each Delivery Date, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all Liens (except for restrictions on transferability described in the Pricing Disclosure Package).
     (l) Ownership of Sponsor Units by EPOLP. Assuming no purchase by the Underwriters of Option Units on the Initial Delivery Date, at the Initial Delivery Date, after giving effect to the Transactions, EPOLP will own the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and EPOLP will own the Sponsor Units free and clear of all Liens.
     (m) Valid Issuance of the Units. At the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 3 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 or 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.

     (n) Ownership of OLPGP. At each Delivery Date, the Partnership will own 100% of the issued and outstanding membership interests in OLPGP; such membership interests will have been duly authorized and validly issued in accordance with the OLPGP LLC Agreement and will be fully paid (to the extent required under the OLPGP LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens (except for restrictions on transferability described in the Pricing Disclosure Package, including under the Credit Facility).
     (o) Ownership of the Operating Partnership. At each Delivery Date, (i) OLPGP will be the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and OLPGP will own such general partner interest free and clear of all Liens; and (ii) the Partnership will be the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest will have been duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership will own such limited partner interest free and clear of all Liens (except for restrictions on transferability described in the Pricing Disclosure Package, including under the Credit Facility).
     (p) Ownership of the Initial Operating Subsidiaries. At each Delivery Date, the Operating Partnership will own 66% of the limited liability company interests or partnership interests, as the case may be, in each of the Initial Operating Subsidiaries free and clear of all Liens, except for Liens described in the Pricing Disclosure Package, including under the Omnibus Agreement. Such limited liability company interests or partnership interests, as the case may be, will be duly authorized and validly issued in accordance with the Initial Operating Subsidiaries Formation Agreements and will be fully paid (to the extent required under the applicable Operating Subsidiaries Formation Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company, or Sections 17-607 and 17-804 of the Delaware LP Act, in the case of a Delaware limited partnership).
     (q) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 99.999% limited partnership interest in the Operating Partnership and a 100% membership interest in OLPGP, and (ii) the Operating Partnership’s 66% ownership of the outstanding membership interests or partnership interests, as the case may be, in each of the Initial Operating Subsidiaries, neither the Partnership nor the Operating Partnership owns, and at each Delivery Date will directly own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. None of the Subsidiaries has, or will have at each Delivery Date, any subsidiaries which, individually or considered as a whole, would be deemed to be a significant subsidiary of the Partnership (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act).
     (r) No Preemptive Rights, Registration Rights or Options. Except as identified in the most recent Preliminary Prospectus (including the rights of EPOLP under the Omnibus Agreement), there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in of any of the Significant DEP Entities or (ii) outstanding options or warrants to purchase any securities of any of the Significant DEP Entities. Except for such rights that have been waived or complied with, none of the filing of the Registration Statement, the consummation of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Significant DEP Entities.
     (s) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver the (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the most recent Preliminary Prospectus and the Prospectus and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. Each of the DEP Parties has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
     (t) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the DEP Parties.
     (u) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each Delivery Date:
          (i) The Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;
          (ii) The Commercial Agreements will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;
          (iii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and EPOLP and will be a valid and legally binding agreement of the General Partner and EPOLP, enforceable against each of them in accordance with its terms;
          (iv) the GP LLC Agreement will have been duly authorized, executed and delivered by EPOLP and will be a valid and legally binding agreement, enforceable against EPOLP in accordance with its terms;
          (v) the OLPGP LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement, enforceable against the Partnership in accordance with its terms;
          (vi) the Operating Partnership Agreement will have been duly authorized, executed and delivered by the Partnership and the OLPGP and will be a valid and legally binding agreement of the Partnership and the OLPGP, enforceable against each of them in accordance with its terms;
          (vii) the Initial Operating Subsidiaries Formation Agreements will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;
provided, however, that, with respect to each agreement described in this Section 1(u), the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws relating to fiduciary duties, public policy and an implied covenant of good faith and fair dealing.
     (v) Sufficiency of the Contribution Documents. The Contribution Documents will be legally sufficient (i) to transfer or convey to the Partnership all equity interests in the Initial Operating Subsidiaries as contemplated by the Pricing Disclosure Package and the Prospectus and (ii) to transfer or convey to the applicable Subsidiaries all properties not already held by them that are, individually or in the aggregate, required to enable the Initial Operating Subsidiaries to conduct their operations in all material respects as contemplated by the Pricing Disclosure Package and the Prospectus, in each case subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Pricing Disclosure Package and the Prospectus. The Operating Partnership and the Subsidiaries, as the case may be, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus and the Contribution Documents.
     (w) No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the DEP Parties party hereto or thereto or (iii) the consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Facility), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the DEP Parties to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements.
     (x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, (iii) the execution and delivery of this Agreement or the Operative Agreements by the DEP Parties party hereto or thereto and consummation by such DEP Parties of the transactions contemplated hereby and thereby (including the Transactions), except for (i) consents, approvals and similar authorizations as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (ii) such consents that have been, or prior to any such Delivery Date will be, obtained and (iii) such consents that, if not obtained, would not have a Material Adverse Effect.

     (y) No Defaults. None of the Significant DEP Entities (i) is in violation of its certificate of limited partnership, agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) is in breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the DEP Parties to perform their obligations under this Agreement or the Operative Agreements.
     (z) Conformity of Units to Description in the most recent Preliminary Prospectus and Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.
     (aa) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree , and since such date, there has not been any change in the capitalization or increase in the long-term debt of any of the Partnership Entities or any adverse change in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management or business of the Partnership Entities taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (bb) Conduct of Business. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, since the date as of which information is given in the most recent Preliminary Prospectus, none of the Partnership Entities has (i) incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, or (iii) declared, paid or made any dividend or distribution on any class of security other than distributions of cash by the Initial Operating Subsidiaries prior to the effective time of contribution to the Partnership pursuant to the Contribution Agreement.

     (cc) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and most recent Preliminary Prospectus (i) comply in all material respects with the requirements under the Securities Act and the Exchange Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein at the dates or for the periods indicated, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved. The summary historical and pro forma financial and operating data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the most recent Preliminary Prospectus and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the most recent Preliminary Prospectus are fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which they have been derived. The other financial information of the General Partner and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby.
     (dd) Pro Forma Financial Statements. The pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.
     (ee) Statistical and Market-Related Data. The statistical and market-related data included under the captions “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the most recent Preliminary Prospectus are based on or derived from sources that the DEP Parties believe to be reliable and accurate in all material respects.
     (ff) Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has audited the audited financial statements contained in the Registration Statement and the most recent Preliminary Prospectus, whose reports appear in the most recent Preliminary Prospectus and the Prospectus and who has delivered the initial letter referred to in Section 7(g) hereof, is, and were during the periods covered by the financial statements covered by such reports, an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (gg) Title to Properties. At each Delivery Date, each Partnership Entity will have good and indefeasible title to all its interests in real property, subject to recordation of individual conveyances and assignments, and good title to all its personal property (excluding easements or rights-of-way), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Prospectus, (ii) as do not materially affect the value of such property taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus, (iii) could not be reasonably expected to have a Material Adverse Effect or (iv) are described, and subject to the limitations contained in, the most recent Preliminary Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.
     (hh) Rights-of-Way. At each Delivery Date, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such rights-of-way the failure of which to have obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted; at each Delivery Date, each Partnership Entity will have fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted, subject in each case to such qualification as may be set forth in the most recent Preliminary Prospectus; and, except as described in the most recent Preliminary Prospectus, none of such rights-of-way will contain any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ii) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the most recent Preliminary Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.
     (jj) Environmental Compliance. Except as described in the most recent Preliminary Prospectus, each of DEP Parties, with respect to the assets to be owned or leased by the Partnership Entities at the Initial Delivery Date, (i) is, and at all times prior hereto was, in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) has not received notice of any actual or alleged violation of Environmental Law and does not have any potential liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (kk) Insurance. The DEP Parties, with respect to the assets to be owned or leased by the Partnership Entities at the Initial Delivery Date, maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

     (ll) Intellectual Property. Each of DEP Parties, with respect to the assets to be owned or leased by the Partnership Entities at the Initial Delivery Date, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no DEP Party has received any notice of any claim of conflict with, any such rights of others.
     (mm) Litigation. Except as described in the most recent Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the DEP Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.
     (nn) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the most recent Preliminary Prospectus or the Prospectus and which is not so described.
     (oo) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the DEP Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.
     (pp) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.
     (qq) No Omitted Descriptions; Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the DEP Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the most recent Preliminary Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the most recent Preliminary Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder. The statements included in the Registration Statement and the most recent Preliminary Prospectus under the headings “Description of Our Common Units,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of Material Provisions of Our Partnership Agreement,” “Material Tax Consequences,” “Business,” “Management’s Discussion and Analysis of Financial Condition,” and “Certain Relationships and Related Party Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (rr) Books and Records. The Partnership Entities and Duncan Energy Partners Predecessor (as defined in the most recent Preliminary Prospectus) (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ss) Disclosure Controls and Procedures. (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership Entities, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (tt) No Changes in Internal Controls. Since the date of the most recent balance sheet of Duncan Energy Partners Predecessor audited by Deloitte & Touche LLP, (i) neither EPD nor any of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls over financial reporting affecting any of the Partnership Entities, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of EPD or any of the Partnership Entities, and (ii) since that date, there have been no significant changes in the internal controls of EPD or any of the Partnership Entities that materially affected or are reasonably likely to materially affect any internal controls over financial reporting relating to any of the Partnership Entities.
     (uu) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and any of the General Partner’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (vv) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 2) will be offered or sold outside of the United States. The Partnership has not offered, or caused Lehman Brothers Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the Partnership Entities to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the Partnership Entities, or their respective businesses or products.
     (ww) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 4(a)(v), any other materials, if any, permitted by the Securities Act, including Rule 134, and, in connection with the Directed Unit Program described in Section 2, the enrollment materials prepared by Lehman Brothers Inc.
     (xx) Market Stabilization. None of the General Partner, the Partnership or any of their affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership or to facilitate the sale or resale of the Units.
     (yy) Listing on the New York Stock Exchange. The Units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
     (zz) Investment Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the most recent Preliminary Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

     (aaa) Private Placement. The sale and issuance of the Sponsor Units to EPOLP are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (bbb) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” in the most recent Preliminary Prospectus accurately and fully describes (A) the accounting policies that the Partnership believes are the most important in the portrayal of the financial condition and results of operations of the Partnership and Duncan Energy Partners Predecessor and that require management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
     (ccc) No Foreign Operations. None of the Partnership Entities conducts business operations outside the United States.
          Any certificate signed by any officer of the DEP Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.
          1. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Representatives may determine.
          In addition, the Partnership grants to the Underwriters an option to purchase up to 1,950,000 Option Units. Such option (the “Option”) is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 3 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.
          The price of the Firm Units and any Option Units purchased by the Underwriters shall be $[___] per Common Unit.

          The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.
          2. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.
          It is understood that 650,000 Firm Units (the “Directed Units”) initially will be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to directors, officers and employees of the General Partner and its affiliates (“Directed Unit Participants”) who have heretofore delivered to Lehman Brothers Inc. offers to purchase Firm Units in form satisfactory to Lehman Brothers Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Partnership; provided that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 a.m., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the most recent Preliminary Prospectus.
          The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
          3. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on February [___], 2007 or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          The Option granted in Section 1 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the Option granted in Section 1 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”
          Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Further Agreements of the DEP Parties and the Underwriters.
     (a) Each of the DEP Parties, jointly and severally, covenants and agrees to cause the Partnership:
          (i) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by the rule; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (ii) Signed Copies of Registration Statement. To furnish promptly to the Representatives and to counsel for the Underwriters, upon request, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
          (iii) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
          (iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld and which, if to be so provided, shall be provided to the Partnership promptly after having been given notice of the proposed filing;
          (v) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, not to be unreasonably withheld; to comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free

Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
          (vi) Reports to Security Holders. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);
          (vii) Qualifications. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
          (viii) Lock-Up Period; Lock-Up Letters. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any other Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options or restricted units pursuant to plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause EPOLP and the executive officers and directors of the General Partner to furnish to the

Representatives, prior to the Initial Delivery Date, an executed letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 4(a)(viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing;
          (ix) Directed Unit Program. In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent provided for in Section 4(a)(viii), and the Representatives will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of the Representatives, the Partnership will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time as is consistent with Section 4(a)(viii); and
          (x) Application of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.
     (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”) provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from Permitted Issuer Information or issuer information referred to in clause (i).
          5. Expenses. Each of the DEP Parties covenants and agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the DEP Parties will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units, and the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) services provided by the transfer agent or registrar; (e) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (f) any required review by the NASD of the terms of sale of the Units; (g) the listing of the Units on the New York Stock Exchange or any other exchange; (h) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 4(a)(vii)) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Representatives and officers of the General Partner, half of the cost of any aircraft that is chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters. The Underwriters shall reimburse the Partnership for certain expenses that are incurred by the Partnership in connection with the transactions contemplated by this Agreement (including from the sale of any Option Units) in an amount of up to the lesser of $520,000 or the actual expenses incurred by the Partnership, in each case as such expenses are evidenced by a written invoice provided to the Representatives. Such reimbursement may be made by wire transfer of immediately available funds to such account or accounts designated by the Partnership or such other method as agreed to by the Representatives and Partnership following delivery of reasonably satisfactory documentation of such expenses to the Representatives.
          6. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the DEP Parties contained herein, to the performance by the DEP Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i); the DEP Parties shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to any of the DEP Parties on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) to make the statements therein not misleading.
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Operative Agreements, the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the DEP Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Andrews Kurth LLP shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.
     (e) Stephanie C. Hildebrandt shall have furnished to the Underwriters her written opinion, as Chief Legal Officer, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B-2 hereto.
     (f) Bracewell & Guiliani LLP shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.
     (g) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the DEP Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (h) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission, including Rule 2-01 of Regulation S-X, and the PCAOB, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (i) With respect to the letter of Deloitte & Touche L.L.P. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the DEP Parties shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable rule and regulations thereunder adopted by the Commission, including Rule 2-01 of Regulation S-X, and the PCAOB, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (j) The Partnership shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the chief executive officer and the chief financial officer of the General Partner stating that: (i) such officers have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package; (ii) in their opinion, (1) the Registration Statement as of the most recent Effective Date, (2) the Prospectus as of the date of the Prospectus and as of such Delivery Date, and (3) the Pricing Disclosure Package as of the Applicable Time, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of such Delivery Date, the representations and warranties of the DEP Parties in this Agreement are true and correct; (iv) the DEP Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to such Delivery Date; (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are threatened; (vi) the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; (vii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus; and (viii) since the Effective Date, no event has occurred that is required under the Rules and Regulations or the Securities Act to be set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

     (k) Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or increase in the long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of the Partnership Entities, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (m) The New York Stock Exchange shall have approved the Units for listing subject only to official notice of issuance.
     (n) The Lock-Up Agreements between the Representatives and each of the parties listed on Schedule II hereto and, in the case of each participant in the Directed Unit Program, the lock-up agreement contained in the Directed Unit Program materials and delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          7. Indemnification and Contribution.
     (a) Each of the DEP Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, managers, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which that Underwriter, director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact (in the case of any Preliminary Prospectus, the Prospectus or any Issue Free Writing Prospectus, in light of the circumstances under which such statements were made) contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the DEP Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the DEP Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), managers, officers and employees, and each person, if any, who controls any of the DEP Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the DEP Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure, and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, managers, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the DEP Parties under this

Section 7 if (i) the DEP Parties and the Underwriters shall have so mutually agreed; (ii) the DEP Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, managers, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the DEP Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both any of the Underwriters or their respective directors, managers, officers, employees or controlling persons, on the one hand, and any of the DEP Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the DEP Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), 7(b), or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the DEP Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the DEP Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the DEP Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the DEP Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the DEP Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The DEP Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm and the DEP Parties acknowledge and agree that the statements regarding the delivery of Units by the Underwriters set forth on the cover page of the Prospectus, and the concession figure and the subsection relating to “Stabilization, Short Positions and Penalty Bids” by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the DEP Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
     (f) The DEP Parties shall, jointly and severally, indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of Section 15 of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage or liability, or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any of the DEP Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit

Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the DEP Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities. The DEP Parties shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
          8. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 1. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any of the DEP Parties, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 8, purchases Units that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the DEP Parties, including expenses paid pursuant to Section 6, for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
          9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the DEP Parties prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in

Sections 6(k) or 6(l) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
          10. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any DEP Parties to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the DEP Parties is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives; provided, however, that, if this Agreement is terminated because of the failure of the conditions set forth in Section 7(l) (other than Section 7(l)(ii)), the Partnership shall not be required to reimburse the Underwriters for such expenses. If this Agreement is terminated pursuant to Section 8 (Defaulting Underwriters) by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of such Underwriter’s expenses.
          11. Research Analyst Independence. Each of the DEP Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or EPD or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the DEP Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the DEP Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the DEP Parties by such Underwriters’ investment banking divisions. Each of the DEP Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership or EPD.
          12. No Fiduciary Duty. Each of the DEP Parties acknowledges and agrees that, in connection with this offering and sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the DEP Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters, are not acting as advisors, expert or otherwise, to any of the DEP Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the DEP Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to any of the DEP Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the DEP Parties. Each of the DEP Parties hereby waives any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Units.
          13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421), and (ii) UBS Securities LLC, 299 Park Avenue, New York, New York 10173 (Fax: (212) 821-4042), Attention: Legal Department; or
     (b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Richard H. Bachmann, President (Fax: (713) 381-6570).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The DEP Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. and UBS Securities LLC.
          14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the DEP Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the agreements and indemnities of the DEP Parties contained in Sections 8 and 16 of this Agreement shall also be deemed to be for the benefit of the directors, managers, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the agreements and indemnities of the Underwriters contained in Sections 4(b) and 7(c) of this Agreement shall be deemed to be for the benefit of the directors and managers of the DEP Parties, the officers of the DEP Parties who have signed the Registration Statement and any person controlling the DEP Parties within the meaning of Section 15 of the Securities Act. No purchaser of any of the Units from any Underwriter shall be construed a successor by reason merely of such purchase. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          15. Survival. The respective indemnities, representations, warranties and agreements of the DEP Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any of them or any person controlling any of them.

          16. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
          17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow]

          If the foregoing correctly sets forth the agreement between DEP Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Duncan Energy Partners L.P.

By:	DEP Holdings, LLC, its general partner

By:

Name:
Title:

DEP Holdings, LLC

By:

Name:
Title:

DEP OLPGP, LLC

By:

Name:
Title:

DEP Operating Partnership, L.P.

By:	DEP OLPGP, LLC, its general partner

By:

Name:
Title:
[Signature page to Underwriting Agreement]

Enterprise Products Operating L.P.

By:	Enterprise Products OLPGP, Inc., its general partner

By:

Name:
Title:
[Signature page to Underwriting Agreement]

Accepted:
For itself and as Representative
of the several Underwriters named
in Schedule I hereto

LEHMAN BROTHERS INC.

By:

Authorized Representative
Name:
Title:

UBS SECURITIES LLC

By:

Authorized Representative
Name:
Title:

By:

Authorized Representative
Name:
Title:
[Signature page to Underwriting Agreement]

SCHEDULE I

Number of Firm Units
Underwriters	to be Purchased

Lehman Brothers Inc.

UBS Securities LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Wachovia Capital Markets, LLC

A.G. Edwards & Sons, Inc.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

Sanders Morris Harris Inc.

Scotia Capital (USA) Inc.

Natexis Bleichroeder Inc.

Banc of America Securities LLC

TOTAL	13,000,000

Schedule I

SCHEDULE II
Persons Delivering Lock-Up Agreements
Dan L. Duncan
Richard H. Bachmann
Michael A. Creel
Gil H. Radtke
W. Randall Fowler
Michael J. Knesek
William A. Bruckmann, III
Larry J. Casey
Joe D. Havens
Enterprise Products OLPGP, Inc., as general partner of Enterprise Products Operating Partnership, L.P.
Schedule II

SCHEDULE III

Subsidiaries of Acadian Gas, LLC	Ownership

Evangeline Gulf Coast Gas, LLC	100%

Evangeline Gas Corp.	45%

Evangeline Gas Pipeline Company, L.P.	55%

Cypress Gas Pipeline, LLC	100%

MCN Pelican Transmission LLC	100%

TXO-Acadian Gas Pipeline, LLC	100%

Acadian Gas Pipeline System	100%

Calcasieu Gas Gathering System	100%

Neches Pipeline System	100%

Pontchartrain Natural Gas System	100%

Acadian Acquisition, LLC	100%

MCN Acadian Gas Pipeline, LLC	100%

Cypress Gas Marketing, LLC	100%

MCN Pelican Interstate Gas, LLC	100%

Tejas-Magnolia Energy, LLC	100%

Acadian Consulting LLC	100%
Schedule III

SCHEDULE IV
Number of Units: 13,000,000
Public offering price for the Units: $[____] per common unit
Schedule IV

EXHIBIT A
LOCK-UP LETTER AGREEMENT
Lehman Brothers Inc.
UBS Securities LLC
As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10173
Ladies and Gentlemen:
     The undersigned understands that you (the “Representatives”) and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in Duncan Energy Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Representatives on behalf of the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership (except on Form S-8 in connection with option plans existing on the date hereof) or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

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     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Partnership notifies the Representatives that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated:

A-2

EXHIBIT B-1
FORM OF OPINION OF ANDREWS KURTH LLP
     1. Each of the General Partner, the Partnership, the Operating Partnership and the OLPGP has been duly formed is validly existing and is in good standing under the laws of the State of Delaware, with all limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and to consummate the transactions contemplated by this Agreement and, in the case of the General Partner and the OLPGP, to act as general partner of the Partnership and the Operating Partnership, respectively, in each case in all material respects as described in the most recent Preliminary Prospectus. Each of the General Partner, the Partnership, the Operating Partnership and the OLPGP is duly registered or qualified to do business in and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex A to this opinion.
     2. EPOLP owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and EPOLP owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EPOLP as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 18-607 of the Delaware LLC Act, and those in favor of lenders of EPD.
     3. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.
     4. The Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and EPOLP owns the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EPOLP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

B-1-1

     5. The Units and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Units are the only limited partnership interests of the Partnership issued and outstanding.
     6. The Partnership owns 100% of the issued and outstanding membership interests in the OLPGP; such membership interests has been duly authorized and validly issued in accordance with the OLPGP LLC Agreement; and the Partnership owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.
     7. The OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the OLPGP owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLPGP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-303, 17-607 or 17-804 of the Delaware LP Act; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-303, 17-607 or 17-804 of the Delaware LP Act.
     8. Except as described in the most recent Preliminary Prospectus and for rights that have been effectively complied with or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests or membership interests in the General Partner, the Partnership, the OLPGP or the Operating Partnership, in each case pursuant to the organizational documents of such entity. To such counsel’s knowledge, neither the filing of the Registration Statement, the offering or sale of the Units as contemplated by the Underwriting Agreement nor the application of the proceeds therefrom as described in the most recent Preliminary Prospectus gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, other than as have been waived, effectively complied with or satisfied.

B-1-2

     9. The Partnership has all requisite partnership power and authority (i) to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, including to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the most recent Preliminary Prospectus and the Prospectus, and (ii) to issue and deliver the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. Each of the other DEP Parties has all requisite corporate, partnership or limited liability company power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder.
     10. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the DEP Parties.
     11. Each of the Operative Agreements (excluding the Commercial Agreements and the Credit Facility) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the Partnership Entities thereto, enforceable against such parties in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, (B) principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (C) public policy limitations, (D) applicable law relating to fiduciary duties and indemnification and (E) an implied covenant of good faith and fair dealing.
     12. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements (excluding the Credit Facility) by the Partnership Entities hereto or thereto, or the consummation of the transactions contemplated hereby and thereby at or prior to the Closing (A) constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document of any of the DEP Parties, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as exhibit to the Registration Statement, or (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or the applicable laws of the United States of America, which violation, in the case of clauses (B) and (C) would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the DEP Parties to consummate the transactions provided for in this Agreement or the Operative Agreements; provided, however, that for purposes of this paragraph, such counsel need not express an opinion with respect to federal or state securities laws, other antifraud laws or antitrust laws.
     13. No Governmental Approval of any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties, other than those that have been obtained or taken and are in full force and effect, is required in connection with offering, issuance or sale by the Partnership of the Units, application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, execution and delivery of this Agreement or the Operative Agreements

B-1-3

(excluding the Credit Facility) by the Partnership Entities hereto or thereto and consummation by such parties of the transactions contemplated hereby and thereby, except (A) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, or (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.
     14. The Common Units conform in all material respects to the description set forth under “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of Our Common Units,” “How We Make Cash Distributions,” and “Description of Material Provisions of Our Partnership Agreement” in the most recent Preliminary Prospectus and Prospectus.
     15. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the most recent Preliminary Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.
     16. Each of the conveyances that are part of the Contribution Documents that relates to the transfer of property in the State of Texas, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the laws of the State of Texas and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Texas, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of those conveyances is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the assets located in the State of Texas, as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in most recent Preliminary Prospectus and the Prospectus, except motor vehicles or other property requiring conveyance of certificated title, as to which the conveyances are legally sufficient to compel delivery of such certificated title.
     17. Each of the forms of Contribution Documents listed on a schedule to the opinion that is a deed or real property assignment (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas, to the extent such recordation is required to evidence title to the

B-1-4

properties covered thereby in the transferee or successor, as the case may be, thereunder, and, upon proper recordation of any of such deeds, real property assignments, as the case may be, in the State of Texas, will constitute notice to all third parties under the recordation statutes of the State of Texas concerning record title to the assets transferred thereby; the county clerk’s office in each county in the State of Texas in which any Initial Operating Subsidiary owns property in which recordation has been made is the appropriate public offices for the recordation of deeds and assignments of interests in real property located in such county.
     18. The statements made in the most recent Preliminary Prospectus and Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility,” “Conflicts of Interest and Fiduciary Duties,” “Cash Distribution Policy,” “Description of Material Provisions of Our Partnership Agreement,” “Certain Relationships and Related Party Transactions,” “How We Make Cash Distributions,” and “Description of Our Common Units,” “Cash Distribution Policy and Restrictions on Distributions,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     19. The statements under the caption “Material Tax Consequences” in the most recent Preliminary Prospectus and Prospectus, insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     20. The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement (filed with the Commission on January [___], 2007) is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     21. None of the Partnership Entities is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     22. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
          Such counsel shall state that they have been advised orally and in writing by the Commission that the Registration Statement was declared effective under the Securities Act on [___], 2007; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge based on oral communication with the Commission, no proceedings for that purpose have been instituted or threatened by the Commission.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the General Partner and the Partnership, the independent registered public accounting firm for the General Partner and the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, is not passing upon, and does not assume any

B-1-5

responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except as and to the extent set forth in opinions 14, 18 and 19 above), on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the DEP Parties and their subsidiaries),
     (a) such counsel confirms that, in their opinion, each of the Registration Statement, as of the Effective Date and the applicable Delivery Date, the Preliminary Prospectus, as of its date and the applicable Delivery Date, and the Prospectus, as of its date and the applicable Delivery Date, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations (except that such counsel need not make a statement with respect to Regulation S-T), and
     (b) no facts have come to such counsel’s attention that have led them to believe that (i) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and the applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial data included in, or excluded from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
          In rendering such opinions, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees for the Partnership Entities and of the transfer agent of the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, the applicable laws of the United States of America and, with respect to the opinion set forth in paragraph 18 above, United States federal income tax law, (D) with respect to the opinion expressed in paragraph 1 above with respect to the good standing and foreign qualification of the Partnership, the General Partner, the Operating Partnership and OLPGP, state that such opinions are based solely on certificates of foreign qualification provided by the Secretary of State of the applicable state, (E) with respect to the opinions expressed in clause (A) of paragraphs (2), (3), (4), (6) and (7) above, respectively, such counsel relied solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware naming EPOLP, the General Partner, the Partnership and OLPGP, or one or

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more of them, as debtors, and (F) state that such counsel expresses no opinion with respect to (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities to any of their respective real or personal property, other than with regard to the opinions set forth above regarding the ownership of capital stock, partnership interests and membership interests, or with respect to the accuracy or descriptions of real or personal property or (iii) state or local tax statutes to which any of the limited partners of the Partnership or any of the DEP Parties or the General Partner may be subject.

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EXHIBIT B-2
FORM OF GENERAL COUNSEL’S OPINION
     1. Each of the Subsidiaries, EPD and EPOLP has been duly formed, is validly existing and is in good standing under the laws of its respective jurisdiction of formation, with all limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and to consummate the transactions contemplated by this Agreement and the Transaction Documents to which they are party, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Subsidiaries is duly registered or qualified to do business in and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex A to this opinion.
     2. The Operating Partnership owns 66% the partnership interests or membership interests, as applicable, in each of the Initial Operating Subsidiaries; such partnership interests or membership interests have been duly authorized and validly issued in accordance with the applicable Operating Subsidiaries Formation Agreement and are fully paid (to the extent required under the applicable Operating Subsidiaries Formation Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company, or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, in the case of a Delaware limited partnership); and the Operating Partnership owns such partnership interests or membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.
     3. Except as described in the most recent Preliminary Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or membership interests or capital stock in (a) the Subsidiaries pursuant to the organizational documents of any such entity or (b) the Partnership Entities pursuant to any agreement or other instrument known to such counsel to which any of them is a party or by which any of them may be bound (other than the organizational documents of such entity). To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, sale of the Units as contemplated by the Underwriting Agreement, or application of proceeds therefrom as described in the most recent Preliminary Prospectus and the Prospectus gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived. To such counsel’s knowledge, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any of the Partnership Entities.
     4. Each of the Commercial Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties

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thereto, enforceable against such parties in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, (B) principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (C) public policy limitations, (D) applicable law relating to fiduciary duties and indemnification and (E) an implied covenant of good faith and fair dealing.
     5. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (A) constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document of any of the Subsidiaries, EPD or EPOLP, or (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound (other than those filed as exhibits to the Registration Statement), or (C) will result in any violation of any judgment, order, decree, injunction, rule or regulation of any court, arbitrator or governmental agency or body known to such counsel having jurisdiction over any of the Partnership Entities or any of their assets or properties, or (D) results of will result in the creation or imposition of any Lien upon any property or assets of any of the Subsidiaries, which conflict, breach, violation, default or Lien, in the case of clauses (B), (C) and (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement or the Operative Agreements.
     6. None of (i) the execution, delivery and performance of the Credit Facility by the Partnership and (ii) the consummation of the transactions contemplated thereby (A) constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document of any of the DEP Parties, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as exhibit to the Registration Statement, or (C) results or will result in any violation of the laws of the State of Texas or the applicable laws of the United States of America, which violation, in the case of clauses (B) and (C) would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the DEP Parties to consummate the transactions provided for in this Agreement or the Operative Agreements; provided, however, that for purposes of this paragraph, such counsel need not express an opinion with respect to federal or state securities laws, other antifraud laws or antitrust laws.
          In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the General Partner and the Partnership, the independent registered public accounting firm for the General Partner and the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has

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not independently verified, is not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the DEP Parties and their subsidiaries), no facts have come to such counsel’s attention that have led them to believe that (i) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and the applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial data included in, or excluded from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
          In rendering such opinion, such counsel may (A) rely on certificates of officers and representatives of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) with respect to the opinion expressed in paragraph 1 above as to the good standing or foreign qualification of the Subsidiaries, state that such opinions are based solely on certificates provided by the appropriate official of the applicable state, (E) with respect to the opinion expressed in clause (A) of paragraph (2) above, such counsel relied solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware naming the Operating Partnership as a debtor and (F) state that such counsel expresses no opinion with respect to: (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities to any of their respective real or personal property, other than with regard to the opinions set forth above regarding the ownership of capital stock, partnership interests and membership interests, or with respect to the accuracy or descriptions of real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

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EXHIBIT B-3
FORM OF OPINION OF BRACEWELL & GUILIANI LLP
          1. The Credit Facility has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, (B) principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (C) public policy limitations, (D) applicable law relating to fiduciary duties and indemnification and (E) an implied covenant of good faith and fair dealing.
          2. No Governmental Approval, other than those that have been obtained or taken and are in full force and effect, is required in connection with the execution and delivery of the Credit Facility by the Partnership and consummation by the Partnership of the transactions contemplated by the Credit Facility.
          4. The statements made in the most recent Preliminary Prospectus and Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility,” insofar as they purport to constitute summaries of the Credit Facility, constitute accurate summaries of the terms of the Credit Facility in all material respects.

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